UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

NEW FRONTIER MEDIA, INC.
(Name of Registrant as Specified In Its Charter)

Longkloof Limited

Mile End Limited

Hosken Consolidated Investments Limited

Sabido Investments (Pty) Ltd.

Marcel Golding

Eric Doctorow

Mahomed Khalik Ismail Sherrif

Willem Deon Nel

         Barbara Wall

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 27, 2012, Longkloof Limited (“Longkloof”) issued a press release setting forth its proposed slate of directors for election at New Frontier Media, Inc.’s 2012 Annual Meeting, a copy of which is filed herewith as Exhibit 1.

Longkloof, together with the other Participants (as defined below), intends to make a preliminary filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and accompanying proxy card to be used to solicit votes for the election of its slate of director nominees at the 2012 Annual Meeting of Stockholders of New Frontier Media, Inc.

LONGKLOOF STRONGLY ADVISES ALL NEW FRONTIER MEDIA, INC. SHAREHOLDERS TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS RELATING TO THE INTENDED SOLICITATION OF PROXIES BY LONGKLOOF AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The Participants in the proxy solicitation are anticipated to be Longkloof, Mile End Limited (“Mile End”), Hosken Consolidated Investments Limited (“HCI”), Sabido Investments (Pty) Ltd. (“Sabido”), Marcel Golding, Eric Doctorow, Mahomed Khalik Ismail Sherrif, Willem Deon Nel and Barbara Wall (each, a “Participant” and collectively, the “Participants”). Information about the Participants will be set forth in the proxy statement filed by Longkloof with the SEC. As of the date hereof, Longkloof and Mile End may be deemed to beneficially own 2,578,831 shares of common stock of New Frontier Media, Inc., representing approximately 15.9% of the outstanding shares of common stock, as follows: (i) 2,175,100 shares are owned directly by Longkloof, and (ii) 403,731 shares are owned directly by Mile End. Marcel Golding is affiliated with Mile End and also serves as Executive Chairman of HCI, the indirect 100% owner of Longkloof. Consequently, Longkloof may be deemed to be a beneficial owner of the 403,731 shares of common stock held by Mile End. Similarly, Mile End may be deemed to be a beneficial owner of the 2,175,100 shares of common stock held by Longkloof. However, the foregoing should not be construed in and of itself as an admission by Longkloof as to beneficial ownership of the shares of common stock held by Mile End, nor should the foregoing be construed in and of itself as an admission by Mile End as to beneficial ownership of the shares of common stock held by Longkloof. As of the date hereof, none of HCI, Sabido, Marcel Golding, Eric Doctorow, Mahomed Khalik Ismail Sherrif, Willem Deon Nel and Barbara Wall directly own any securities of New Frontier Media, Inc. As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of the Participants may be deemed to beneficially own the shares of common stock of New Frontier Media, Inc. beneficially owned in the aggregate by the other participants. Each of the Participants disclaims beneficial ownership of the shares he/she/it does not directly own.

EXHIBIT 1

NEWS RELEASE

Longkloof Limited Proposes Slate of Highly Qualified Director Nominees
for New Frontier Media’s 2012 Annual Meeting

ST. HELIER, Jersey, Channel Islands, April 27, 2012 /PRNewswire/ -- Longkloof Limited (“Longkloof”) announced today that it has provided written notice to New Frontier Media, Inc. (NASDAQ: NOOF) of its intention to nominate a slate of four highly qualified candidates—Eric Doctorow, Mahomed Khalik Ismail Sherrif, Willem Deon Nel and Barbara Wall—for election to the Board of Directors of New Frontier Media at its yet to be scheduled 2012 Annual Meeting of Stockholders.

As previously disclosed, on March 9, 2012, Longkloof delivered to New Frontier Media’s Board of Directors a proposal to acquire New Frontier Media in an all cash transaction (the “Proposal”). Subsequent to receipt of the Proposal, New Frontier Media publicly announced that it has formed a Special Committee of the Board of Directors, which, together with its financial and legal advisors, is considering a broad range of possible strategic alternatives for New Frontier Media, including Longkloof’s proposal. A copy of the Proposal is an exhibit to Longkloof’s Schedule 13D/A for New Frontier Media filed with the Securities and Exchange Commission (“SEC”) on March 14, 2012 and can be obtained on the SEC’s website at http://www.sec.gov.

Longkloof, the largest shareholder of New Frontier Media, is thankful that the New Frontier Media directors apparently have finally recognized their obligation to act in the best interest of all shareholders, but is convinced that nothing would have been done had it not delivered and publicized its Proposal. Nonetheless, Longkloof strongly believes that New Frontier Media needs new members on its board that understand the value of the business and can be trusted to execute and run a process that protects and maximizes the interests of all shareholders.

The nominees proposed by Longkloof all have proven successful track records as business leaders in the media and entertainment industry.

The Longkloof Nominees

Eric Doctorow has over 25 years of experience in the entertainment industry. Since February 2012, Mr. Doctorow has been a consultant to Relativity Media's Home Entertainment business. From February 2011 to December 2011, Mr. Doctorow served as Executive Vice President of Miramax, where he was responsible for Miramax's worldwide home entertainment efforts, which included physical and digital activities. For almost five years prior thereto, Mr. Doctorow was General Manager of MGM's worldwide home entertainment through its relationship with Twentieth Century Fox, and, prior to that, Mr. Doctorow was Chief Operating Officer of Ventura Entertainment. Prior to Ventura Entertainment, Mr. Doctorow served as Chief Operating Officer of THQ, Inc. and worked for more than 20 years at Paramount, most recently as President of Paramount's Worldwide Home Entertainment Division.

Mahomed Khalik Ismail Sherrif has served as Chief Commercial Officer of Sabido Investments (Pty) Ltd. (“Sabido”), a media group owned by Hosken Consolidated Investments Limited (“HCI”), for the last ten years. Mr. Sherrif also serves as the Chief Commercial Officer of e.tv (Pty) Ltd., a subsidiary of Sabido. For the last five years, Mr. Sherrif has served as a director of the Yired Group of Companies. Mr. Sherrif has also acted as a director for Power TV for the past year, Cape Town Film Studios (Pty) Ltd. for the past three years and Dreamworld Management Company (Pty) Ltd. for the past five years.

Willem Deon Nel has served as Chief Financial Officer of Sabido for the past nine and half years. Mr. Nel also serves as the Chief Financial Officer of e.tv (Pty) Ltd., a subsidiary of Sabido. For the past three years, Mr. Nel has served as a director of Sabido Properties (Pty) Ltd. Mr. Nel has also acted as a director for several other organizations including, Cape Town Film Studios (Pty) Ltd. for the past four years, Dreamworld Management Company (Pty) Ltd. for the past four years, e.tv China Limited for the past three years, e.tv (Beijing) Limited for the past year, Setanta Sports Asia Limited for the past year, Powercorp Limited for the past year and more recently Jacana (Pty) Ltd.

Barbara Wall has over 15 years of experience as an executive in the entertainment industry, having most recently served as Executive Vice President of Development, Production and Current Programming at Lionsgate Television from November 2005 to November 2011. From July 2002 to February 2004, Ms. Wall served as Executive Vice President of Production and Development at Heel and Toe Films. Ms. Wall served as Vice President of Drama Development at 20th Century Fox Television from August 2000 to July 2002 and Vice President of Original Series Programming at Turner Network Television (TNT) from January 1999 to July 2000. Prior to that time, Ms. Wall served as Director of Series Programming at Fox Broadcasting Company and as a Series Programming Consultant at USA Network.

Additional Information Concerning Participants

Longkloof detailed its intention to nominate the nominees in a written notice to New Frontier Media, which is an exhibit to Longkloof’s Schedule 13D/A that has been filed with the SEC and can be obtained on the SEC’s website at http://www.sec.gov.

Longkloof, together with the other Participants (as defined below), intends to make a preliminary filing with the SEC of a proxy statement and accompanying proxy card to be used to solicit votes for the election of its slate of director nominees at the 2012 Annual Meeting of Stockholders of New Frontier Media, Inc.

LONGKLOOF STRONGLY ADVISES ALL NEW FRONTIER MEDIA SHAREHOLDERS TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS RELATING TO THE INTENDED SOLICITATION OF PROXIES BY LONGKLOOF AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The Participants in the proxy solicitation are anticipated to be Longkloof, Mile End Limited (“Mile End”), HCI, Sabido, Marcel Golding, Eric Doctorow, Mahomed Khalik Ismail Sherrif, Willem Deon Nel and Barbara Wall (each, a “Participant” and collectively, the “Participants”). Information about the Participants will be set forth in the proxy statement filed by Longkloof with the SEC. As of the date hereof, Longkloof and Mile End may be deemed to beneficially own 2,578,831 shares of common stock of New Frontier Media, representing approximately 15.9% of the outstanding shares of common stock, as follows: (i) 2,175,100 shares are owned directly by Longkloof, and (ii) 403,731 shares are owned directly by Mile End. Marcel Golding is affiliated with Mile End and also serves as Executive Chairman of HCI, the indirect 100% owner of Longkloof. Consequently, Longkloof may be deemed to be a beneficial owner of the 403,731 shares of common stock held by Mile End. Similarly, Mile End may be deemed to be a beneficial owner of the 2,175,100 shares of common stock held by Longkloof. However, the foregoing should not be construed in and of itself as an admission by Longkloof as to beneficial ownership of the shares of common stock held by Mile End, nor should the foregoing be construed in and of itself as an admission by Mile End as to beneficial ownership of the shares of common stock held by Longkloof. As of the date hereof, none of HCI, Sabido, Marcel Golding, Eric Doctorow, Mahomed Khalik Ismail Sherrif, Willem Deon Nel and Barbara Wall directly own any securities of New Frontier Media. As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of the Participants may be deemed to beneficially own the shares of common stock of New Frontier Media beneficially owned in the aggregate by the other participants. Each of the Participants disclaims beneficial ownership of the shares he/she/it does not directly own.

CONTACTS:

MacKenzie Partners, Inc.

Paul Schulman and Bob Marese

(212) 929-5628

(800) 322-2885

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